Exhibit 4.1

SEPRACOR INC.

as Issuer

AND

JPMORGAN CHASE BANK

as Trustee

INDENTURE

Dated as of September 22, 2004

0% Convertible Senior Subordinated Notes due 2024

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS
Section 1.01.	Definitions.

ARTICLE 2 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.	Designation, Amount and Issue of Notes
Section 2.02.	Form of Notes
Section 2.03.	Date and Denomination of Notes: Payments of Liquidated Damages
Section 2.04.	Execution of Notes
Section 2.05.	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.
Section 2.06.	Mutilated, Destroyed, Lost or Stolen Notes
Section 2.07.	Temporary Notes
Section 2.08.	Cancellation of Notes Paid, Etc
Section 2.09.	CUSIP Numbers

ARTICLE 3 REDEMPTION OF NOTES

Section 3.01.	Company’s Right to Redeem; Notices to Trustee
Section 3.02.	Selection of Notes to Be Redeemed
Section 3.03.	Notice of Redemption
Section 3.04.	Effect of Notice of Redemption
Section 3.05.	Deposit of Redemption Price
Section 3.06.	Notes Redeemed in Part

ARTICLE 4 SUBORDINATION OF NOTES

Section 4.01.	Agreement of Subordination
Section 4.02.	Payments to Noteholders
Section 4.03.	Subrogation of Notes
Section 4.04.	Authorization to Effect Subordination
Section 4.05.	Notice to Trustee
Section 4.06.	Trustee’s Relation to Senior Obligations
Section 4.07.	No Impairment of Subordination

i

Section 4.08.	Certain Conversions Not Deemed Payment
Section 4.09.	Article Applicable to Paying Agents
Section 4.10.	Senior Obligations Entitled to Rely
Section 4.11.	Reliance on Judicial Order or Certificate of Liquidating Agent

ARTICLE 5 PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.	Payment of Principal and Premium and Liquidated Damages
Section 5.02.	Maintenance of Office or Agency
Section 5.03.	Appointments to Fill Vacancies in Trustee’s Office
Section 5.04.	Provisions As to Paying Agent.
Section 5.05.	Existence
Section 5.06.	Rule 144A Information Requirement
Section 5.07.	Stay, Extension and Usury Laws
Section 5.08.	Compliance Certificate
Section 5.09.	Liquidated Damages
Section 5.10.	Further Instruments and Acts

ARTICLE 6 NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01.	Noteholders’ Lists
Section 6.02.	Preservation and Disclosure of Lists.
Section 6.03.	Reports by Trustee.
Section 6.04.	Reports by Company.

ARTICLE 7 DEFAULTS AND REMEDIES

Section 7.01.	Events of Default
Section 7.02.	Payments of Notes on Default; Suit Therefor
Section 7.03.	Application of Monies Collected by Trustee
Section 7.04.	Proceedings by Noteholder
Section 7.05.	Proceedings by Trustee
Section 7.06.	Remedies Cumulative and Continuing
Section 7.07.	Direction of Proceedings and Waiver of Defaults by Majority of Noteholders
Section 7.08.	Notice of Defaults
Section 7.09.	Undertaking to Pay Costs
Section 7.10.	Delay or Omission Not Waiver

ARTICLE 8 CONCERNING THE TRUSTEE

Section 8.01.	Duties and Responsibilities of Trustee

Section 8.02.	Reliance on Documents, Opinions, Etc
Section 8.03.	No Responsibility for Recitals, Etc
Section 8.04.	Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes
Section 8.05.	Monies to Be Held in Trust
Section 8.06.	Compensation and Expenses of Trustee
Section 8.07.	Officers’ Certificate As Evidence
Section 8.08.	Conflicting Interests of Trustee
Section 8.09.	Eligibility of Trustee
Section 8.10.	Resignation or Removal of Trustee.
Section 8.11.	Acceptance by Successor Trustee
Section 8.12.	Succession by Merger, Etc
Section 8.13.	Limitation on Rights of Trustee as Creditor
Section 8.14.	Trustee’s Application for Instructions from the Company

ARTICLE 9 CONCERNING THE NOTEHOLDERS

Section 9.01.	Action by Noteholders
Section 9.02.	Proof of Execution by Noteholders
Section 9.03.	Who Are Deemed Absolute Owners
Section 9.04.	Company-Owned Notes Disregarded
Section 9.05.	Revocation of Consents; Future holders Bound

ARTICLE 10 NOTEHOLDERS’ MEETINGS

Section 10.01.	Purpose of Meetings
Section 10.02.	Call of Meetings by Trustee
Section 10.03.	Call of Meetings by Company or Noteholders
Section 10.04.	Qualifications for Voting
Section 10.05.	Regulations
Section 10.06.	Voting
Section 10.07.	No Delay of Rights by Meeting

ARTICLE 11 SUPPLEMENTAL INDENTURES

Section 11.01.	Supplemental Indentures Without Consent of Noteholders
Section 11.02.	Supplemental Indentures With Consent of Noteholders
Section 11.03.	Effect of Supplemental Indentures
Section 11.04.	Notation on Notes
Section 11.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee

ARTICLE 12 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01.	Company May Consolidate, etc
Section 12.02.	Successor Corporation to Be Substituted
Section 12.03.	Opinion of Counsel to Be Given Trustee

ARTICLE 13 SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01.	Discharge of Indenture
Section 13.02.	Deposited Monies to Be Held in Trust by Trustee
Section 13.03.	Paying Agent to Repay Monies Held
Section 13.04.	Return of Unclaimed Monies
Section 13.05.	Reinstatement

ARTICLE 14 IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01.	Indenture and Notes Solely Corporate Obligations

ARTICLE 15 CONVERSION OF NOTES

Section 15.01.	Conversion Privilege.
Section 15.02.	Conversion Procedure.
Section 15.03.	Adjustment of Conversion Rate
Section 15.04.	Shares To Be Fully Paid
Section 15.05.	Effect of Reclassification, Consolidation, Merger or Sale
Section 15.06.	Certain Covenants.
Section 15.07.	Responsibility of Trustee
Section 15.08.	Notice To Holders Prior To Certain Actions.
Section 15.09.	Shareholder Rights Plans

ARTICLE 16 REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 16.01.	Repurchase at Option of Holders.
Section 16.02.	Repurchase at Option of Holders Upon a Designated Event.
Section 16.03.	Withdrawal of Repurchase Notice or Designated Event Repurchase Notice.
Section 16.04.	Deposit of Repurchase Price or Designated Event Repurchase Price.
Section 16.05.	Covenant to Comply with Securities Laws.

ARTICLE 17 MISCELLANEOUS PROVISIONS

Section 17.01.	Provisions Binding on Company’s Successors
Section 17.02.	Official Acts by Successor Corporation
Section 17.03.	Addresses for Notices, Etc
Section 17.04.	Governing Law
Section 17.05.	Evidence of Compliance with Conditions Precedent; Certificates to Trustee
Section 17.06.	Legal Holidays
Section 17.07.	No Security Interest Created
Section 17.08.	Trust Indenture Act
Section 17.09.	Benefits of Indenture
Section 17.10.	Table of Contents, Headings, Etc
Section 17.11.	Authenticating Agent
Section 17.12.	Execution in Counterparts

Exhibit A	Form of Note
Schedule A	Table of Additional Shares

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INDENTURE dated as of September 22, 2004 between Sepracor Inc., a Delaware corporation, as issuer (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.01), and JPMorgan Chase Bank, a banking corporation organized under the laws of the State of New York, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 0% Convertible Senior Subordinated Notes due 2024 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $500,000,000 (or $600,000,000 if the option to purchase additional Notes granted to the Initial Purchaser (as defined herein) pursuant to the Purchase Agreement (as defined herein) is exercised in full), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repayment upon a Designated Event (as defined herein), a form of option to elect repayment on a Repurchase Date (as defined herein), a form of conversion notice and certificate of transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions

Section 1.01.  Definitions.

(a)           The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.  The terms defined in this Article include the plural as well as the singular.

“Accepted Purchased Shares” The term “Accepted Purchased Shares” shall have the meaning specified in Section 15.03(g)(i).

“Additional Shares” The term “Additional Shares” shall have the meaning specified in Section 15.01(d)(ii).

“Adjustment Determination Date” The term “Adjustment Determination Date” shall have the meaning specified in Section 15.03(m).

“Adjustment Event” The term “Adjustment Event” shall have the meaning specified in Section 15.03(m).

“Affiliate” The term “Affiliate” of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” The term “Board of Directors” shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

“Board Resolution” The term “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

“close of business” The term “close of business” means 5 p.m. (New York City time).

“Closing Sale Price” The term “Closing Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the Nasdaq National Market or, if the shares of Common Stock are not then listed on the Nasdaq National Market, as reported in composite transactions for the principal United States national or regional securities exchange on which shares of Common Stock are traded or on any similar United States system of automated dissemination of quotations of securities prices.  In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.  The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Commission” The term “Commission” shall mean the Securities and Exchange Commission.

“Common Stock” The term “Common Stock” shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  Subject to the provisions of Section 15.05, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company, par value $0.10 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” The term “Company” shall mean Sepracor Inc., a Delaware corporation, and subject to the provisions of Article 12, shall include its successors and assigns.

“Company Notice” The term “Company Notice” shall have the meaning specified in Section 16.01(a).

“Conversion Agent” The term “Conversion Agent” shall have the meaning specified in Section 5.02.

“Conversion Date” The term “Conversion Date” shall have the meaning specified in Section 15.02(d).

“Conversion Obligation” The term “Conversion Obligation” shall have the meaning specified in Section 15.01(a).

“Conversion Price” The term “Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” The term “Conversion Rate” shall have the meaning specified in Section 15.01(a).

“Conversion Settlement Date” The term “Conversion Settlement Date” shall have the meaning specified in Section 15.02(d).

“Conversion Value” The term “Conversion Value” shall have the meaning specified in Section 15.02(a).

“Corporate Trust Office” The term “Corporate Trust Office,” or other similar term, shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at JPMorgan Chase Bank, 4 New York Plaza, New York, New York 10004, Attention:  Institutional Trust Services (Sepracor Inc. 0% Convertible Senior Subordinated Notes due 2024).

“Current Market Price” The term “Current Market Price” means, in respect of shares of Common Stock on any day and an issuance or distribution on the Common Stock, the average of the Closing Sale Prices per share of Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the “ex-date” with respect to such issuance or distribution requiring such computation. For purposes of this definition, “ex-date”

means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Custodian” The term “Custodian” means JPMorgan Chase Bank with respect to the Notes in global form, or any successor entity thereto.

“Default” The term “Default” shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” The term “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.05(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Event” The term “Designated Event” means the occurrence of (a) a Fundamental Change or (b) a Termination of Trading.

“Designated Event Expiration Time” The term “Designated Event Expiration Time” shall have the meaning specified in Section 16.02(b).

“Designated Event Notice” The term “Designated Event Notice” shall have the meaning specified in Section 16.02(b).

“Designated Event Repurchase Date” The term “Designated Event Repurchase Date” shall have the meaning specified in Section 16.02(a).

“Designated Event Repurchase Notice” The term “Designated Event Repurchase Notice” shall have the meaning specified in Section 16.02(a)(i).

“Designated Event Repurchase Price” The term “Designated Event Repurchase Price” shall have the meaning specified in Section 16.02(a).

“Designated Senior Obligations” The term “Designated Senior Obligations” shall mean Senior Obligations in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Obligations shall be “Designated Senior Obligations” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Obligations to exercise the rights of Designated Senior Obligations). If any payment made to any holder of any Designated Senior Obligations or its Representative with respect to such Designated Senior Obligations is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Obligations effective as of the date of such rescission or return.

“Determination Date” The term “Determination Date” shall have the meaning specified in Section 15.02(b).

“Distributed Property” The term “Distributed Property” shall have the meaning specified in Section 15.03(d).

“Effective Date” The term “Effective Date” shall have the meaning specified in Section 15.01(d)(ii).

“Event of Default” The term “Event of Default” shall mean with respect to the Notes any event specified in Section 7.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

“Ex-Dividend Date” The term “Ex-Dividend Date” shall mean, with respect to any distribution or dividend on the Common Stock or any other equity security, the date on which “ex-dividend trading” commences for such dividend or distribution on the Nasdaq National Market or such other national or regional exchange or market on which such Common Stock or security is then listed or quoted.

“Exchange Act” The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” The “Exchange Property” shall have the meaning specified in Section 15.05.

“Exchange Property Value” The term “Exchange Property Value” shall have the meaning specified in Section 15.05(c).

“Exchange Property Weighted Average Price” The term “Exchange Property Weighted Average Price” shall have the meaning specified in Section 15.05(c).

“Expiration Time” The term “Expiration Time” shall have the meaning specified in Section 15.03(f).

“Fiscal Quarter” The term “Fiscal Quarter” shall have the meaning specified in Section 15.01(a)(i)

“Five Day Weighted Average Price” The term “Five Day Weighted Average Price” shall have the meaning specified in Section 15.02(a)(ii).

“Fundamental Change” The term “Fundamental Change” shall mean the occurrence at any time after the original issuance of Notes of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration, less than 90% of which is common stock that (x) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (y) is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

“Global Note” The term “Global Note”  shall have the meaning specified in Section 2.05(b).

“Indebtedness” The term “Indebtedness” shall mean, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, and all commitment, stand by and other fees due and payable to financial institutions with respect to credit facilities available to such Person) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services); (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of real or personal property or other assets of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person; (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to assure a creditor against loss in respect of indebtedness of another Person of the kind described in clauses (a) through (d); (f) any indebtedness described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Indenture” The term “Indenture” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchaser” The term “Initial Purchaser” means Morgan Stanley & Co. Incorporated.

“Liquidated Damages” The term “Liquidated Damages” means all Liquidated Damages Amounts as defined in the Registration Rights Agreement.

“Measurement Period” The term “Measurement Period” shall have the meaning specified in Section 15.01(a)(ii)

“Net Exchange Property Amount” The term “Net Exchange Property Amount” shall have the meaning specified in Section 15.05(d)(ii).

“Net Share Amount” The term “Net Share Amount” shall have the meaning specified in Section 15.02(b)(ii).

“Net Shares” The term “Net Shares” shall have the meaning specified in Section 15.02(b)(ii).

“non-electing share” The term “non-electing share” shall have the meaning specified in Section 15.05(b).

“Note” or “Notes” The terms “Note” or “Notes” shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

“Noteholder” or holder The terms “Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note register.

“Note registrar” The term “Note registrar” shall have the meaning specified in Section 2.05(a).

“Note register” The term “Note register” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” The term “Notice of Conversion” shall have the meaning specified in Section 15.02(c).

“Offer Expiration Time” The term “Offer Expiration Time” shall have the meaning specified in Section 15.03(g).

“Officers’ Certificate” The term “Officers’ Certificate”, when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Trustee.  Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“Opinion of Counsel” The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee.  Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“outstanding” The term “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(i)            Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes, or portions thereof, for the payment repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(iii)          Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

(iv)          Notes converted pursuant to Article 15.

“Paying Agent” The term “Paying Agent” shall have the meaning specified in Section 5.02.

“Payment Blockage Notice” The term “Payment Blockage Notice” shall have the meaning specified in Section 4.02(b).

“Person” or person The term “person” shall mean an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Portal Market” The term “Portal Market” shall mean The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

“Predecessor Note” The term “Predecessor Note” of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“Principal Return” The term “Principal Return” shall have the meaning specified in Section 15.02(b)(i).

“Purchase Agreement” The term “Purchase Agreement” means that certain Purchase Agreement, dated as of September 17, 2004, between the Company and the Initial Purchaser.

“Purchased Shares” The term “Purchased Shares” shall have the meaning specified in Section 15.03(f)(i).

“QIB” The term “QIB” shall mean a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” The term “Record Date” shall have the meaning specified in Section 15.03(h)(iii).

“Redemption Date” The term “Redemption Date” means the date specified in a notice of redemption on which the Notes may be redeemed in accordance with the terms of the Notes and this Indenture.

“Redemption Price” The term “Redemption Price” shall have the meaning specified in Section 3.01.

“Registration Rights Agreement” The term “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 22, 2004, between the Company and the Initial Purchaser.

“Representative” The term “Representative” shall mean the (a) indenture trustee or other trustee, agent or representative for any Senior Obligations or (b) with respect to any Senior Obligations that do not have any such trustee, agent or other representative, (i) in the case of such Senior Obligations issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Obligations, any holder or owner of such Senior Obligations acting with the consent of the required persons necessary to bind such holders or owners of such Senior Obligations and (ii) in the case of all other such Senior Obligations, the holder or owner of such Senior Obligations.

“Repurchase Date” The term “Repurchase Date” has the meaning specified in Section 16.01(a).

“Repurchase Notice” The term “Repurchase Notice” has the meaning specified in Section 16.01(a).

“Repurchase Price” The term “Repurchase Price” has the meaning specified in Section 16.01(a).

“Resale Restriction Termination Date” The term “Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(d).

“Responsible Officer” The term “Responsible Officer”, when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Securities” The term “Restricted Securities” has the meaning specified in Section 2.05(d).

“Rule 144A” The term “Rule 144A” shall mean Rule 144A as promulgated under the Securities Act.

“Securities Act” The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Obligations” The term “Senior Obligations” shall mean the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is “pari passu” or “junior” to the Notes.  Notwithstanding the foregoing, the term Senior Obligations shall not include (a) the Company’s 0% Series A Convertible Senior Subordinated Notes due 2008, (b) its 0% Series B Convertible Senior Subordinated Notes due 2010, (c) its 5% Convertible Subordinated Debentures due 2007, (d) any Indebtedness of the Company to any Subsidiary of the Company, or (e) the Notes. If any payment made to any holder of any Senior Obligations or its Representative with respect to such Senior Obligations is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Obligations effective as of the date of such rescission or return.

“Significant Subsidiary” The term “Significant Subsidiary” means, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

“Stock Price” The term “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate pursuant to Section 15.01(d) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Closing Sale Prices of the Common Stock on the ten Trading Days up to but not including the effective date of such Fundamental Change.

“Subsidiary” The term “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Termination of Trading” A “Termination of Trading” means any time that the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national or regional securities exchange nor approved for trading on the Nasdaq National Market, Nasdaq SmallCap Market or any similar United States system of automated dissemination of quotations of securities prices.

“Trading Day” The term “Trading Day” shall mean (x) if the applicable security is quoted on the Nasdaq National Market, Nasdaq SmallCap Market or any similar United States system of automated dissemination of quotations of securities prices, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the American Stock Exchange, New York Stock Exchange or another national or regional securities exchange, a day on which the American Stock Exchange, New York Stock Exchange or such other national or regional securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” The term “Trading Price” shall have the meaning specified in Section 15.01(a).

“transfer” The term “transfer” shall have the meaning specified in Section 2.05(d).

“Trigger Event” The term “Trigger Event” shall have the meaning specified in Section 15.03(d).

“Trust Indenture Act The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 11.03 and Section 15.05; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” The term “Trustee” shall mean JPMorgan Chase Bank, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Volume Weighted Average Price” The term “Volume Weighted Average Price” with respect to any share of Common Stock on any Trading Day shall mean the volume weighted average price on the Nasdaq National Market, or if the Common Stock is not quoted on the Nasdaq National Market as reported on the principal exchange or over-the-counter market on which the Common Stock is then listed or traded, from 9:30am to 4:00pm (New York City time) on that

Trading Day as displayed by Bloomberg (Bloomberg key-strokes: SEPR Equity VAP) (or if such volume weighted average price is not available, the market value of one share of Common Stock on such Trading Day as determined by the Company’s Board of Directors in good faith using a volume weighted method).

ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01.  Designation, Amount and Issue of Notes.  The Notes shall be designated as the “0% Convertible Senior Subordinated Notes due 2024”. Notes not to exceed the aggregate principal amount of $500,000,000 (or $600,000,000 if the option set forth in Section 2(a) of the Purchase Agreement is exercised in full), upon the execution of this Indenture, or (except pursuant to Section 2.05, Section 2.06, Section 15.02 and Section 16.02) from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the written order of the Company, signed by the Company’s (a) Chief Executive Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder, provided, however, that said Notes may not be executed, delivered or authenticated unless and until the Trustee shall have received an Officers’ Certificate stating that the Notes are substantially in the form set forth in Exhibit A of the Indenture and an Opinion of Counsel substantially to the effect that the Indenture, to the extent applicable, and Notes have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and such other matters as shall be specified therein; further provided that additional Notes may be issued in an unlimited aggregate principal amount so long as such Notes are executed, delivered or authenticated at a price that would not cause such Notes to have “original issue discount” within the meaning of Section 1273 of the United States Internal Revenue Code of 1986, as amended.  The Trustee shall be fully protected in relying upon such Officers’ Certificate and Opinion of Counsel.

Section 2.02.  Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

The Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby.  Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal, Liquidated Damages, if any, and premium, if any (including any Repurchase Price or Designated Event Repurchase Price), on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03.  Date and Denomination of Notes: Payments of Liquidated Damages.  The Notes shall be issuable in fully registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Every Note shall be dated the date of its authentication and shall pay Liquidated Damages in the manner and to the persons set forth in the Registration Rights Agreement.

Section 2.04.  Execution of Notes.  The Notes shall be signed in the name and on behalf of the Company by the facsimile signature of its Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the facsimile signature of its Secretary or any of its Assistant Secretaries (or Treasurer or any of its Assistant Treasurers) (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise).  Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05.  Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)           The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby appointed “Note registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02.  Whenever any Notes are so surrendered for exchange, the

Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

None of the Company, the Trustee, the Note registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (b) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 16 hereof.

All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)           So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by a Note in global form (a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)           Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(d)           Every Note that bears or is required under this Section 2.05(d) to bear either of the legends set forth in this Section 2.05(d) (together with any Common Stock issued upon conversion of the Notes and required to bear either of the legends set forth in Section 2.05(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(d) (including one of the legends set forth below), unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in Section 2.05(d) and Section 2.05(e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is two (2) years after the later of the original issuance date of any Note and the last date on which the Company or any affiliate of the Company was the owner of such Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(e), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE SHARES OF SEPRACOR INC. (THE “COMPANY”) COMMON STOCK (“COMMON STOCK”) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.   NONE OF THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF

THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(d).

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, provided that a Global Note may be exchanged in whole or in part for a definitive Note registered in the name of any Person other than the Depositary if (x) any holder of a beneficial interest in such

Global Note through the Depositary requests to exchange such beneficial interest for a Note in registered form, in accordance with customary procedures or (y) the Company determines, in its sole discretion, not to have Notes represented by a Global Note.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note.  Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note.  If a successor Depositary for such Global Note is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such definitive Notes to the persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(e)           Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to a registration statement that has been declared effective under the Securities Act, and which continues to be effective at the time of such transfer, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THE COMMON STOCK EVIDENCED HEREBY (THE “SECURITY”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF

THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(e).

(f)            Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(g)           Notwithstanding any provision of Section 2.05 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.05(g), (i) each reference in Section 2.05(d) to “two (2) years” and in the restrictive legend set forth in such paragraph to “TWO YEARS” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.05(e) to “two (2) years” and in the restrictive legend set forth in such paragraph to “TWO YEARS” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.  As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the then-applicable securities law, the Company shall provide to the Trustee an Officers’ Certificate and Opinion of Counsel informing the Trustee of the effectiveness of such amendment and the effectiveness of the foregoing changes to Section 2.05(d) and Section 2.05(e) and the Notes.  The provisions of this Section 2.05(g) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder.  This Section 2.05(g) shall apply to successive amendments to Rule 144(k) (or any successor rule) changing the holding period thereunder.

Section 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note which has matured or is about to mature or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07.  Temporary Notes.  Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form.  Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08.  Cancellation of Notes Paid, Etc.  All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  Upon written instructions of the Company, the Trustee shall destroy canceled Notes and, after such destruction, shall deliver a certificate of such destruction to the Company.  If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.  CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the trustee shall use “CUSIP” numbers in Company Notices as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or Company Notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3
Redemption of Notes

Section 3.01.  Company’s Right to Redeem; Notices to Trustee.  Prior to October 20, 2009, the Notes will not be redeemable at the Company’s option.  Beginning on October 20, 2009, the Company, at its option, may redeem the Notes for cash at any time as a whole, or from time to time in part, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid Liquidated Damages, if any, on the Notes to be redeemed to (but excluding) the Redemption Date.  If the Company elects to redeem Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

The Company shall give the notice to the Trustee provided for in this Section 3.01 at least 45 days before the Redemption Date, unless the Trustee consents to a shorter period, accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein.

Section 3.02.  Selection of Notes to Be Redeemed.  If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption.  Notes and portions of Notes the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the

Company as promptly as practicable of the Notes or portions of Notes to be redeemed.

Notes and portions of Notes that are to be redeemed are convertible, pursuant to Section 15.01(a)(iii), by the holder thereof until the close of business one Business Day prior to the Redemption Date.  If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be from the portion selected for redemption.  Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03.  Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company or the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each holder of Notes to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price;

(3)           the then existing Conversion Rate;

(4)           the name and address of the Paying Agent and the Conversion Agent;

(5)           that Notes called for redemption may be converted at any time before the close of business on the date that is one Business Day immediately prior to the Redemption Date;

(6)           that holders who want to convert their Notes must satisfy the requirements for conversion set forth in the Notes and this Indenture;

(7)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(8)           if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed; and

(9)           the CUSIP number(s) of the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to holders in accordance with this Section 3.03.

Section 3.04.  Effect of Notice of Redemption.  Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes which are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

Section 3.05.  Deposit of Redemption Price.  Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary thereof is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for redemption will be made promptly after the later of (x) the Redemption Date with respect to such Note and (y) the time of delivery of such Note to the Paying Agent by the holder thereof, by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Section 15.01.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to redeem on the Redemption Date all the Notes or portions thereof that are to be redeemed as of the Redemption Date, then on and after the Business Day following the Redemption Date (i) such Notes will cease to be outstanding, (ii) Liquidated Damages, if any, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Redemption Price upon delivery of the Notes.

Section 3.06.  Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.  In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Notes to be so redeemed, or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

ARTICLE 4
Subordination of Notes

Section 4.01.  Agreement of Subordination.  The Company covenants and agrees, and each holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Indenture; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and Liquidated Damages, if any, on all Notes (including, but not limited to, the Redemption Price, Principal Return, Repurchase Price or Designated Event Repurchase Price with respect to the Notes as provided in the Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Obligations, whether outstanding at the date of this Indenture or thereafter incurred.  Notwithstanding anything to the contrary in the Indenture or any Notes, the Notes issued pursuant to this Indenture shall be senior in right of payment to the Company’s 0% Series A Convertible Senior Subordinated Notes due 2008, its 0% Series B Convertible Senior Subordinated Notes due 2010 and its 5% Convertible Subordinated Debentures due 2007.

No provision of this Section 4.01 shall prevent the occurrence of any default or Event of Default hereunder.

Section 4.02.  Payments to Noteholders.  No payment shall be made with respect to the principal of, premium, if any, or Liquidated Damages, if any, on the Notes (including, but not limited to, the Redemption Price, Principal Return, Repurchase Price or Designated Event Repurchase Price with respect to Notes as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, if:

(a)           a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Senior Obligations occurs and is continuing (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

(b)           a default, other than a Payment Default, on any Designated Senior Obligations occurs and is continuing that then permits holders of such Designated Senior Obligations to accelerate its maturity and the Trustee receives written notice of the default (a “Payment Blockage Notice”) from a holder of Designated Senior Obligations, a Representative of Designated Senior Obligations or the Company (a “Non-Payment Default”).

If the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 4.02 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Notes, including any past scheduled payments of the principal of, premium, if any, and Liquidated Damages, if any, on such Notes (including, but not limited to, the Redemption Price, Principal Return, Repurchase Price or Designated Event Repurchase Price with respect to Notes as provided in this Indenture), to which the holders of the Notes would have been entitled but for the provisions of this Article 4:

(i)    in the case of a Payment Default, on the date upon which such Payment Default is cured or waived or ceases to exist, and

(ii)   in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Obligations has not been accelerated and no Payment Default with respect to any Senior Obligations has occurred which has not been cured or waived or ceased to exist (in such event clause (1) above shall instead be applicable), unless this Article 4 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Obligations shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Obligations, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Obligations before any payment is made on account of the principal of, premium, if any, or Liquidated Damages, if any, on the Notes (except payments made pursuant to Article 13 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization); and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled, except for the provision of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Obligations (pro rata to such holders on the basis of the respective amounts of Senior Obligations held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Obligations may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Obligations in full, in cash or other payment satisfactory to the holders of such Senior Obligations, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations, before any payment or distribution is made to the holders of the Notes or to the Trustee.

For purposes of this Article 4, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Notes to the payment of all Senior Obligations that may at the time be outstanding; provided that (i) the Senior Obligations are assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Obligations are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 12 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 12.

In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or Liquidated Damages, if any on the Notes (including, but not limited to, the Redemption Price, Principal

Return, Repurchase Price or the Designated Event Repurchase Price with respect to Notes as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, until all Senior Obligations have been paid in full in cash or other payment satisfactory to the holders of Senior Obligations or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Obligations of the acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.02, shall be received by the Trustee or the holders of the Notes before all Senior Obligations are paid in full in cash or other payment satisfactory to the holders of such Senior Obligations, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Obligations, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Obligations or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Obligations may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Obligations remaining unpaid to the extent necessary to pay all Senior Obligations in full in cash or other payment satisfactory to the holders of such Senior Obligations, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Obligations.

Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06. This Section 4.02 shall be subject to the further provisions of Section 4.05.

Section 4.03.  Subrogation of Notes.  Subject to the payment in full of all Senior Obligations, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Obligations pursuant to the provisions of this Article 4 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation; provided that the Notes are senior in right of payment to the Company’s 0% Series A Convertible Senior Subordinated Notes due 2008, its 0% Series B Convertible Senior Subordinated Notes due 2010, and its 5% Convertible Subordinated Debentures due 2007) to the rights of the holders of Senior Obligations to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Obligations until the principal, premium, if any, and Liquidated Damages, if any, on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Obligations of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article 4, and no payment over pursuant to the provisions of this Article 4, to or for the benefit of the holders of Senior Obligations by holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Obligations, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Obligations; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article 4, that would otherwise have been paid to the holders of Senior Obligations shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article 4 are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Obligations, on the other hand.

Nothing contained in this Article 4 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Obligations, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, premium, if any, and Liquidated Damages, if any, on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Obligations, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Obligations in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 4.04.  Authorization to Effect Subordination.  Each holder of a Note by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the second paragraph of Section 7.02 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Obligations or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

Section 4.05.  Notice to Trustee.  The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the

Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Obligations or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than two (2) Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or Liquidated Damages on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Noteholders of monies deposited with it pursuant to Section 13.01, provided such deposit was not in violation of this Article 4, and any such payment shall not be subject to the provisions of Section 4.01 or Section 4.02

The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative to a person representing himself to be a holder of Senior Obligations (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Obligations or a trustee on behalf of any such holder or holders.  The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Obligations pursuant to this Article 4 unless it has received reasonably satisfactory evidence as to the amount of Senior Obligations held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 4.

Section 4.06.  Trustee’s Relation to Senior Obligations.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 4 in respect of any Senior Obligations at any time held by it, to the same extent as any other holder of Senior Obligations, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Obligations, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Obligations shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Obligations.

Section 4.07.  No Impairment of Subordination.  No right of any present or future holder of any Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 4.08.  Certain Conversions Not Deemed Payment.  For the purposes of this Article 4 only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 15 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or Liquidated Damages, if any, on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (including the Principal Return, but excluding cash in satisfaction of fractional shares pursuant to Section 15.02(b)(iii)), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of, premium, if any, or Liquidated Damages, if any, on such Note. For the purposes of this Section 4.08, the term “junior securities” means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Obligations that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Obligations) and the Noteholders, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with Article 15.

Section 4.09.  Article Applicable to Paying Agents.  If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 4.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.  The Trustee shall not be responsible for the actions or inactions of any other Paying Agents (including the Company if acting as its own Paying Agent) and have no control of any funds held by such other Paying Agents, unless and to the extent that the Trustee has been appointed as Paying Agent under this Indenture.

Section 4.10.  Senior Obligations Entitled to Rely.  The holders of Senior Obligations (including, without limitation, Designated Senior Obligations) shall have the right to rely upon this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 4.11.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Obligations and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

ARTICLE 5
Particular Covenants of the Company

Section 5.01.  Payment of Principal and Premium and Liquidated Damages.  The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and Liquidated Damages, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.  Each installment of Liquidated Damages on the Notes due on any Damages Payment Date (as defined in the Registration Rights Agreement) may be paid by mailing checks for the amount payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, Liquidated Damages on such holder’s Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable record date; providedfurther that payment of Liquidated Damages made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Section 5.02.  Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms Paying Agent and Conversion Agent include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note registrar, Custodian and Conversion Agent and the Corporate Trust Office as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Note registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

Section 5.03.  Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04.  Provisions As to Paying Agent.

(a)           If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, it will cause such Paying

Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i)    that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or Liquidated Damages on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(ii)   that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or Liquidated Damages on the Notes when the same shall be due and payable; and

(iii)  that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, or premium, if any, or Liquidated Damages on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or Liquidated Damages, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or Liquidated Damages on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or Liquidated Damages so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or Liquidated Damages on the Notes when the same shall become due and payable.

(c)           Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)           Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Section 13.03 and Section 13.04.

Section 5.05.  Existence.  Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06.  Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales of Notes or any Common Stock issuable on conversion thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any such Common Stock, in each case which continue to be Restricted Securities, in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock from such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time.  Upon the request of any holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

Section 5.07.  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.08.  Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2004) an Officers’ Certificate stating whether or not to the best of their knowledge the signers know of any default or Event of Default that occurred during such period.  If they do, such Officers’ Certificate shall describe the default or Event of Default and its status.

Section 5.09.  Liquidated Damages.  If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such damages are payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable.  If the Company has paid Liquidated Damages directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 5.10.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 6
Noteholders’ Lists and Reports by the Company and the Trustee

Section 6.01.  Noteholders’ Lists.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each May 1 and November 1 in each year beginning with November 1, 2004, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note registrar.

Section 6.02.  Preservation and Disclosure of Lists.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b)           The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)           Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

Section 6.03.  Reports by Trustee.

(a)           Within sixty (60) days after October 15 of each year commencing with the year 2005, the Trustee shall transmit to holders of Notes such reports dated as of October 15 of each year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)           A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company.  The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

Section 6.04.  Reports by Company.

(a)           After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

(b)           Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

ARTICLE 7
Defaults and Remedies

Section 7.01.  Events of Default.  The following events shall be Events of Default with respect to the Notes:

(a)           default in the payment of the principal of and premium, if any, on the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, repurchase or otherwise, whether or not such payment is prohibited by the provisions of Article 4; or

(b)           default for thirty (30) days in the payment of any installment of Liquidated Damages, if any, upon any of the Notes as and when the same shall become due and payable, whether or not such payment is prohibited by the provisions of Article 4; or

(c)           failure on the part of the Company duly to observe or perform any other of the covenants on the part of the Company in the Notes or in this Indenture (other than a covenant default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and the continuance of such failure for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of outstanding Notes at the time outstanding determined in accordance with Section 9.04; or

(d)           a default in the payment of the Repurchase Price or Designated Event Repurchase Price in respect of any Note on the Repurchase Date or Designated Event Repurchase Date in accordance with the provisions of Article 16, whether or not such payment in cash of the Repurchase Price or Designated Event Repurchase Price is prohibited by the provisions of Article 4; or

(e)           failure on the part of the Company to provide a written notice of a Designated Event in accordance with Section 16.02; or

(f)            the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, provided that a liquidation or winding up of a Significant Subsidiary pursuant to applicable corporate law shall not be deemed an Event of Default hereunder; or

(g)           an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days; or

(h)           following the exercise by a Noteholder of the right to convert any Note in accordance with Article 15 hereof, the Company fails to pay the Principal Return or deliver the Net Shares when due within five calendar days following the applicable date of payment and delivery set forth in Article 15; or

(i)            acceleration of Indebtedness of the Company that, in the aggregate, is equal to or exceeds $25,000,000.

In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.01(f) or Section 7.01(g) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and Liquidated Damages accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.  If an Event of Default specified in Section 7.01(f) or Section 7.01(g) occurs and is continuing with respect to the Company, the principal of all the Notes and Liquidated Damages accrued thereon shall be immediately due and payable.  This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of Liquidated Damages upon all Notes and the principal of and premium, if any, on any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of Liquidated Damages (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate of 1% per year) and amounts due to the Trustee pursuant to Section 8.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued Liquidated Damages on Notes that shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.  The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and the action the Company has taken, is taking or proposes to take with respect thereto.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.02.  Payments of Notes on Default; Suit Therefor.  In the event that the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder have declared the principal of and premium, if any, on all Notes (including Liquidated Damages, if any,) to be due and payable immediately in accordance with Section 7.01, and the Company shall have failed forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid (including such further amounts as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee, its agents, attorneys, custodians, nominees and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith), and may prosecute any such action or proceeding to judgment or final degree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal premium, if any, and Liquidated Damages in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06 hereof, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, custodians, nominees and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 7.03.  Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 7 with respect the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 8.06;

Second, subject to the provisions of Article 4, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of Liquidated Damages with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Liquidated Damages at the rate of 1% per year, such payments to be made ratably to the persons entitled thereto;

Third, subject to the provisions of Article 4, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and Liquidated Damages, if any, and interest (to the extent that such interest has been collected by the Trustee) upon overdue installments of Liquidated Damages at the rate of 1% per year; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and Liquidated Damages without preference or priority of principal and premium, if any, over Liquidated Damages, or of Liquidated Damages over principal and premium, if any, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and unpaid Liquidated Damages.

Section 7.04.  Proceedings by Noteholder.  No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee by the holders of Notes pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of and premium, if any, and Liquidated Damages on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

Section 7.05.  Proceedings by Trustee.  In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06.  Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07.  Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.  The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided,however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Liquidated Damages or premium, if any, on, or the principal of, the Notes when due which has not been cured pursuant to the provisions of Section 7.01, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions hereof which under Article 11 cannot be modified or amended without the consent of the holders of all Notes then outstanding.  Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.  Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.08.  Notice of Defaults.  The Trustee shall, within ninety (90) days after the occurrence of a default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, or premium, if any or Liquidated Damages, on any of the Notes, including without limiting the generality of the foregoing any default in the payment of any Repurchase Price or Designated Event Repurchase Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interests of the Noteholders.

Section 7.09.  Undertaking to Pay Costs.  All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or Liquidated Damages on any Note (including, but not limited to, the Repurchase Price or Designated Event Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

Section 7.10.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

ARTICLE 8
Concerning the Trustee

Section 8.01.  Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a)           prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)   in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be established by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g)           in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account.  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investments prior to its stated maturity or the failure of the party directing such investments prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)           in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 8 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

Section 8.02.  Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 8.01:

(a)           the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report,

notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)           the Trustee may consult with counsel and require an opinion of counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

(f)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than through the Trustee’s willful misconduct or gross negligence.

Section 8.03.  No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04.  Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note registrar.

Section 8.05.  Monies to Be Held in Trust.  Subject to the provisions of Section 4.02 and Section 13.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 8.06.  Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.  The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises.  The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Section 4.03 and Section 7.06, funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or indemnifiable claim.  The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated).  The obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee.  The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(f) or Section 7.01(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07.  Officers’ Certificate As Evidence.  Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.08.  Conflicting Interests of Trustee.  After qualification under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09.  Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a person that is eligible pursuant to the Trust Indenture

Act to act as such and has a combined capital and surplus of at least $50,000,000.  If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10.  Resignation or Removal of Trustee.

(a)           The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Notes at their addresses as they shall appear on the Note register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any of the following shall occur:

(i)        the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months, or

(ii)       the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

(iii)      the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate,

executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11.  Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the former trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register.  If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12.  Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13.  Limitation on Rights of Trustee as Creditor.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14.  Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes or Senior Obligations under this Indenture, including, without limitation, under Article IV hereof) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 9
CONCERNING THE NOTEHOLDERS

Section 9.01.  Action by Noteholders.  Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action.  The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 9.02.  Proof of Execution by Noteholders.  Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note register or by a certificate of the Note registrar.  The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03.  Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note registrar may deem the person in whose name such Note shall be registered upon the Note register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and Liquidated Damages on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note registrar shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 9.04.  Company-Owned Notes Disregarded.  In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05.  Revocation of Consents; Future holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10
NOTEHOLDERS’ MEETINGS

Section 10.01.  Purpose of Meetings.  A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d)           to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02.  Call of Meetings by Trustee.  The Trustee may, at the expense of the Company, at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03.  Call of Meetings by Company or Noteholders.  In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04.  Qualifications for Voting.  To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes.  The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05.  Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders.  Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06.  Voting.  The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07.  No Delay of Rights by Meeting.  Nothing in this Article 10 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01.  Supplemental Indentures Without Consent of Noteholders.  The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)           to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Article 15;

(b)           subject to Article 4, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

(c)           to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 12;

(d)           to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(e)           to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Notes;

(f)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

(g)           to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this

Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived solely in accordance with the provisions of the Registration Rights Agreement.

Section 11.02.  Supplemental Indentures With Consent of Noteholders.  With the consent (evidenced as provided in Article 9) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 9), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, at the Company’s expense, from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time for payment of Liquidated Damages thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on repurchase or redemption thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Designated Event or any Repurchase Date, or change the time at which the Notes may or must be redeemed or repurchased, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair the right to convert the Notes into Common Stock, cash or other property receivable upon conversion, subject to the terms set forth herein, including Section 15.05 or reduce the number of shares of Common Stock or the amount of any other property receivable upon conversion of the Notes, or modify the provisions of this Indenture in any material respect with respect to the subordination of the Notes in a manner adverse to the Noteholders, reduce the quorum or voting requirement for the Notes as set forth in this Indenture, modify the provisions of this Section 11.02, except to increase the percentage in principal amount of Notes whose holders must consent to an amendment or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of Noteholders of outstanding Notes affected by such modification or waiver without the consent of the holder of each such Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

Upon the written request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.03.  Effect of Supplemental Indentures.  Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04.  Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.05.  Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.  The Trustee may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11.

ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01.  Company May Consolidate, etc. on Certain Terms.  Subject to the provisions of Section 12.02 and notwithstanding anything to the contrary in this Indenture, the Company shall not consolidate or merge with or into any other Person (whether or not affiliated with the Company), or sell, convey or lease all or substantially all of its assets or properties to any Person unless the person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the assets or properties of the Company shall be a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia; and unless, after giving effect to any such consolidation, merger, sale, conveyance or lease, there shall be no Event of Default under this Indenture, and no event which, after notice or passage of time or both, would become an Event of Default.  Further, upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and premium, if any, and Liquidated Damages, if any, on all of the Notes, according to their terms, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired or leased all or substantially all of the Company’s assets or properties, and such supplemental indenture shall provide for the applicable conversion rights set forth in Article 15.

Section 12.02.  Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and Liquidated Damages on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Sepracor Inc. any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the “Company” in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03.  Opinion of Counsel to Be Given Trustee.  The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article 12.

ARTICLE 13
SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01.  Discharge of Indenture.  When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and Liquidated Damages due or to become due to such date of maturity accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified public accountant or other financial professional, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except as to (i) the right to receive payments of principal of and premium, if any, and Liquidated Damages on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) the obligations of the Company under Section 8.06, and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 13.02.  Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 4, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and Liquidated Damages and premium, if any.

Section 13.03.  Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 13.04.  Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or Liquidated Damages on Notes (including any Principal Return, Redemption Price, Repurchase Price or Designated Event Repurchase Price) and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or Liquidated Damages on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.  The Trustee shall, promptly after such payment of the principal of, premium, if any, or Liquidated Damages on Notes (including any Principal Return, Redemption Price, Repurchase Price or Designated Event Repurchase Price), as described in this Section 13.04 and upon written demand of the Company, return to the Company any funds in excess of the amount required for such payment.

Section 13.05.  Reinstatement.  If (i) the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 13.02; provided, however, that if the Company makes any payment of Liquidated Damages on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 14
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01.  Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or premium, if any, or Liquidated Damages on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 15
CONVERSION OF NOTES

Section 15.01.  Conversion Privilege.

(a)           Subject to the conditions described below, and upon compliance with the provisions of, this Article 15, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time during the time periods specified below and prior to the close of business on the Business Day prior to the maturity of the Notes at a rate (the “Conversion Rate”) of 14.8816 shares of Common Stock (subject to adjustment as provided in this Indenture) per $1,000 principal amount Note under any of the following circumstances (the “Conversion Obligation”):

(i)        during any fiscal quarter of the Company (a “Fiscal Quarter”) (and only during such Fiscal Quarter) commencing after December 31, 2004, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter was more than 130% of the Conversion Price in effect on such 30th Trading Day;

(ii)       during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98% of the product of the Closing Sale Price on such date and the Conversion Rate on such date, all as determined by the Trustee, as provided below; provided, however, if, on the Trading Day before the date the Notes are tendered for conversion in reliance on this subsection, the Closing Sale Price is greater than 100% of the Conversion Price then in effect but equal to or less than the 130% of the Conversion Price then in effect, the holders will receive, in lieu of a Conversion Value based on the Conversion Rate then in effect pursuant to Section 15.02, a Conversion Value equal to the principal amount of the Notes to be converted.

(iii)      at any time prior to the close of business on the Business Day prior to the Redemption Date, if the Notes have been called for redemption pursuant to Article 3 hereof; and

(iv)     as provided in Section 15.01(b), Section 15.01(c), and Section 15.01(d).

The Company shall deliver to the Trustee at the beginning of each Fiscal Quarter an Officers’ Certificate setting forth the Closing Sale Prices for the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter and stating whether the Company believes the Notes shall be convertible as a result of the occurrence of an event specified in clause (i) above.  Upon receipt, the Trustee, as Conversion Agent, shall promptly review such Officers’ Certificate and, based on the data provided therein, confirm the determination that the Notes shall be convertible as a result of the occurrence of an event specified in this Section 15.01(a)(i) and, if the Notes shall be so convertible, the Conversion Agent shall promptly deliver to the Trustee and the Company written notice thereof.

The Trustee shall not determine the Trading Price of the Notes unless requested by the Company to do so, and the Company shall have no obligation to make such request unless a holder of Notes provides the Company with reasonable evidence that the Trading Price of the Notes may be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Closing Sale Price at such time, at which time the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Closing Sale Price on such day.  To the extent the Trustee wishes to contact the Company regarding the determination of the Trading Price, it may contact the Company’s Executive Vice President, Finance and Administration, at: Sepracor Inc., 84 Waterford Drive, Marlborough, MA 01752, Tel: (508) 481-6700.

“Trading Price” means, with respect to a Note as of any date (each such date a “date of determination”), the average of the secondary market bid quotations per Note obtained by the Trustee for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such date of determination from two independent nationally recognized securities dealers designated in writing by the Company to the Trustee at any time the Company instructs the Trustee to determine the Trading Price; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one such bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price of a Note will be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Closing Sale Price on such date of determination.

(b)           In the event that:

(i)        the Company distributes to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after such distribution, Common Stock at less than the Current Market Price of the Common Stock at such time; or

(ii)       the Company distributes to all holders of Common Stock assets or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value exceeding 7.5% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration of such distribution, then, in each case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company announces that such distribution will not take place.  Notwithstanding the foregoing, the Notes will not be convertible pursuant to clauses (i) or (ii) above if the Company provides that holders of Notes shall participate in such distribution without conversion.

(c)           In the event that the Company is party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, a Noteholder may surrender Notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction, unless such transaction occurs on or prior to October 20, 2009 and also constitutes a Fundamental Change (in which case the Notes will be convertible in accordance with Section 15.01(d) below).  The Company shall notify Noteholders and the Trustee (whether or not such transaction also constitutes a Fundamental Change) at the same time the Company publicly announces such transaction (but in no event less than 15 days prior to the effective date of such transaction).  Following the effective date of such transaction, the right to convert the Notes at the Conversion Rate, and the settlement thereof, shall be modified as set forth under Section 15.05.

(d)           (i) In the event that a Fundamental Change occurs on or prior to October 20, 2009, a Noteholder may surrender Notes for conversion at any time from and after the date that is 10 Trading Days before the anticipated effective date of such Fundamental Change until the Designated Event Repurchase Date relating to such Fundamental Change.  The Company shall give notice to all record holders of Notes and the Trustee at least 10 Trading Days prior to the anticipated effective date of any such Fundamental Change and, within 30 days after the occurrence of any such Fundamental Change, the Company shall give all record holders of Notes and the Trustee notice of such Fundamental Change and of the repurchase right arising as a result of such Fundamental Change as set forth under Article 16 below.

(ii)           If a Noteholder elects to convert Notes in connection with a Fundamental Change pursuant to this subsection, the Conversion Rate for such converting Noteholder shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided that if the Stock Price is greater than $150 or less than $51.69 (subject in each case to adjustment as described below), the number of Additional Shares shall be zero.

The number of Additional Shares shall be determined by reference to the table attached as Schedule A hereto, based on the effective date of such Fundamental Change transaction (the “Effective Date”) and the Stock Price; provided that if the Stock Price is between two Stock Price amounts in the table or such Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year.

The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 15.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 19.35 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 15.03.

Any conversion of Notes in connection with a Fundamental Change as provided in this subsection, and the settlement thereof, shall be as set forth in Section 15.05.

Section 15.02.  Conversion Procedure.

(a)           Upon conversion of any Note, subject to this Section 15.02 and Section 15.01(a)(ii), Section 15.01(d), and Section 15.05, the Company shall satisfy the Conversion Obligation with respect to such Note by payment and delivery of cash and, if applicable, shares of Common Stock, the aggregate value of which (the “Conversion Value”) shall be equal to the product of:

(i)        (A) the aggregate principal amount of Notes to be converted divided by 1,000 multiplied by (B) the then applicable Conversion Rate (plus Additional Shares, if any); and

(ii)       the average of the daily Volume Weighted Average Price of Common Stock for each of the five consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the second Trading Day immediately following the day the Notes are tendered for conversion (the “Five Day Weighted Average Price”).

(b)           The Company shall deliver the Conversion Value to converting holders as follows:

(i)        an amount in cash (the “Principal Return”) equal to the lesser of (A) the Conversion Value of the Notes to be converted and (B) the aggregate principal amount of the Notes to be converted;

(ii)       if the Conversion Value of the Notes to be converted is greater than the Principal Return, an amount in whole shares of Common Stock (the “Net Shares”), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the “Net Share Amount”); and

(iii)      an amount in cash, in lieu of any fractional shares of Common Stock as set forth below.

The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Five Day Weighted Average Price.  Holders of Notes will not receive fractional shares upon conversion of Notes.  In lieu of fractional shares, holders will receive cash for the value of the fractional shares, which cash payment shall be based on the Five Day Weighted Average Price.

The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by the Company at the end of the five consecutive Trading Day period (the “Determination Date”) beginning on the second Trading Day immediately following the day the Notes are tendered for conversion; provided that with respect to any Notes surrendered for conversion pursuant to Section 15.01(d) above, the Determination Date shall be the last Trading Day in the period on which the applicable Stock Price is determined (pursuant to the definition thereof) in connection with the determination of Additional Shares, if any, to be added to the Conversion Rate.

(c)           Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (1) in the case of Global Notes, comply with the procedures of the Depositary in effect at that time and furnish appropriate endorsement and transfer documents, and (2) in the case of a Note issued in certificated form, surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, and give irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Conversion”) at said office or place that such holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for the Net Shares, if any, included upon settlement the Conversion Obligation, if any, to be registered.  No Notice of Conversion with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Repurchase Notice or Designated Event Repurchase Notice and not validly withdrawn such Repurchase Notice or Designated Event Repurchase Notice in accordance with Section 16.03.

If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)           A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that is the later of: (i) the date the holder has complied with the requirements set forth in clause (c) above or (ii) the Determination Date.  Payment of the cash and Net Shares, if any, in satisfaction of the Conversion Obligation shall be made by the Company promptly following the Conversion Date, but in no event later than three Business Days thereafter (the “Conversion Settlement Date”) by paying in cash the Principal Return (together with any cash in lieu of fractional shares) to the holder of a Note surrendered for conversion, or such holder’s nominee or nominees, and issue, or cause to be issued, and deliver to the Conversion Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock equal to the Net Shares, if any, to which such holder shall be entitled as part of such Conversion Obligation.

(e)           In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(f)            If a holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion.  However, the holder shall pay any such tax which is due because the holder requests any Net Shares to be issued in a name other than the holder’s name.  The Trustee may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

(g)           Except as provided in Section 15.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.

(h)           Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

Section 15.03.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)           In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i)        the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)       the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  If any dividend or distribution of the type described in this Section 15.03(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the record date fixed for such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(i)        the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii)       the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date fixed for determination of stockholders entitled to receive such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date fixed for determination of stockholders entitled to receive such rights or warrants, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)           In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness, cash or other assets (including Notes, but excluding (1) any Common Stock, rights or warrants referred to in Section 15.03(a) or Section 15.03(b), (2) dividends and distributions (A) in connection with the liquidation, dissolution or winding up of the Company or (B) paid exclusively in cash and (3) any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 15.05 applies) (any of such shares of capital stock, indebtedness, cash or other property hereinafter in this Section 15.03(d)) called the “Distributed Property”)), then, in each such case (unless the Company distributes such Distributed Property for distribution to the Noteholders on such dividend or distribution date (as if each Noteholder had converted such Note into Common Stock immediately prior to the Record Date (as defined in Section 15.03(h)(iii) for such distribution or dividend of Distributed Property)) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)        the numerator of which shall be the Current Market Price on such Record Date; and

(ii)       the denominator of which shall be the Current Market Price on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then fair market value

(as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each Note on the Record Date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.03(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)        the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date plus (B) the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 15.03(d) applies, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

(ii)       the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted its Notes on the Record Date with respect to such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.03 (and no adjustment to the Conversion Rate under this Section 15.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.03(d).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.03 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 15.03(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Notes upon conversion by such holders of Notes into Common Stock.

For purposes of this Section 15.03(d), Section 15.03(a), and Section 15.03(b), any dividend or distribution to which this Section 15.03(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 15.03(b) applies (and any Conversion Rate adjustment required by this Section 15.03(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 15.03(a) and Section 15.03(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 15.03(a) and Section 15.03(b)and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 15.03(a).

(e)           In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

(i)        the numerator of which shall be the Current Market Price on such record date; and

(ii)       the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such holder would have received had such holder converted such Note (or portion thereof) on the record date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f)            In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i)        the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii)       the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g)           In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror’s ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration

Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

(i)        the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

(ii)       the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchased Shares) at the Offer Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time.  If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.  Notwithstanding the foregoing, the adjustment described in this Section 15.03(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 12.

(h)           For purposes of this Section 15.03, the following terms shall have the meaning indicated:

(i)        “Current Market Price” shall have the meaning set forth in Section 1.01, except that if another issuance, distribution, subdivision or combination to which Section 15.03 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition thereof, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

(ii)       “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(iii)      “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(i)            The Company may make such increases in the Conversion Rate, in addition to those required by clauses (a), (b), (c), (d), (e), (f) or (g) of this Section 15.03 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(j)            To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at his last address appearing on the Note register provided for in Section 2.05 a notice of the increase at least one full Business Day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k)           All calculations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment shall be made for the Company’s issuance of rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 15.03.  To the extent the Notes become convertible into cash, assets, property or securities, no adjustment need be made thereafter upon the issuance of the cash, assets, property or such securities or upon the issuance of any cash, assets, property or securities that are issued upon exercise or conversion of any securities issued upon the conversion of the Notes.  Interest will not accrue on any cash into which the Notes are convertible.

(l)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note register provided for in Section 2.05 of this Indenture, within twenty (20) days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)          In any case in which this Section 15.03 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.03(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.03(b), or (4) the Expiration Time or Offer Expiration Time, as the case may be, for any tender or exchange offer pursuant to Section 15.03(f) or Section 15.03(g), (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03.  For purposes of this Section 15.03(m), the term “Adjustment Event” shall mean:

(i)        in any case referred to in clause (1) hereof, the occurrence of such event,

(ii)       in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii)      in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv)     in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(n)           For purposes of this Section 15.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 15.04.  Shares To Be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 15.05.  Effect of Reclassification, Consolidation, Merger or Sale.  If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then:

(a)           the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Notes as set forth in this Indenture.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.  If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the Exchange Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 16 herein.

(b)           Notwithstanding the provisions of Section 15.02(a), and subject to the provisions of Section 15.01(a)(ii), the Conversion Value with respect to each $1,000 principal amount of Notes converted following the effective date of any such transaction, shall be calculated (as provided in clause (d) below) based on the kind and amount of shares of stock and other securities or property or assets (including cash) received upon such reclassification, change, consolidation, merger, combination sale or conveyance by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate (plus Additional Shares, to the extent that the holder is entitled to Additional Shares in accordance with Section 15.01(d) upon conversion) immediately prior to such transaction (the “Exchange Property”), assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 15.05 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

(c)           The Conversion Value in respect of any Notes converted following the effective date of any such transaction shall be equal to the average of the daily values of the Exchange Property pertaining to such Notes as determined in the next sentence (the “Exchange Property Value”) for each of the five consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the later of (A) the second Trading Day immediately following the day the Notes are tendered for conversion and (B) the Effective Date of such transaction (the “Exchange Property Weighted Average Price”).  For the purpose of determining the value of any Exchange Property:

(i)        Any shares of common stock of the successor or purchasing corporation or any other corporation that are included in the Exchange Property shall be valued as set forth in Section 15.02 as if such shares were “Common Stock” using the procedures set forth in the definition of “Closing Sale Price” in Section 1.01; and

(ii)       Any other property (other than cash) included in the Exchange Property shall be valued in good faith by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors.

(d)           The Company shall deliver such Conversion Value to holders of Notes so converted as follows:

(i)        An amount equal to the Principal Return, determined as set forth in Section 15.02(b)(i); and

(ii)       If the Conversion Value of the Notes so converted is greater than the Principal Return, an amount of Exchange Property, determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the “Net Exchange Property Amount”).

The amount of Exchange Property to be delivered shall be determined by dividing the Net Exchange Property Amount by the Exchange Property Weighted Average Price.  If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the Exchange Property Value of such kind of Exchange Property bears to the Exchange Property Value of all the Exchange Property.  If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a holder of Notes being converted, the Company shall deliver cash in lieu of such fractional share or unit based on its Exchange Property Weighted Average Price.

(e)           Notwithstanding clauses (b), (c) and (d) above, if the Notes are tendered for conversion prior to the Effective Date of any such transaction pursuant to Section 15.01(d) above, and the Principal Return and Net Shares, if any, have been determined as of the Effective Date of such transaction, then the Company shall (i) pay the Principal Return in cash and (ii) instead of delivering Net Shares, if applicable, deliver an amount of Exchange Property that a holder of Common Stock, holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Net Shares, would receive, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each non-electing share, then for the purposes of this Section 15.05 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a holder of Notes being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the Exchange Property Value (as so determined).

(f)            Notwithstanding the foregoing and anything to the contrary in this Indenture, with respect to any Notes converted following the effective date of any such transaction, the Company may, at its option, satisfy its Conversion Obligation by paying in cash the Conversion Value of such Notes.

(g)           The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at his address appearing on the Note register provided for in this Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(h)           The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

Section 15.06.  Certain Covenants.

(a)           Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

(b)           The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(c)           The Company further covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes.

Section 15.07.  Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.08.  Notice To Holders Prior To Certain Actions. n case:

(a)           the Company shall declare a dividend (or any other distribution) on its Common Stock (that would require an adjustment in the Conversion Rate pursuant to Section 15.03); or

(b)           the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)           of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register, provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 15.09.  Shareholder Rights Plans.  Each share of Common Stock issued upon conversion of Securities pursuant to this Article 15 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted as provided in Section 15.03(d).

ARTICLE 16
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 16.01.  Repurchase at Option of Holders.

(a)           Notes shall be purchased by the Company at the option of the holder on October 15, 2009, October 15, 2014 and October 15, 2019, or the next Business Day after each such date if any such date is not a Business Day (each, a “Repurchase Date”), at a purchase price (the “Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid Liquidated Damages thereon, if any, to (but excluding) such Repurchase Date.  Unless the Company has issued a notice of redemption to redeem the Notes as set forth in Section 3.01, not later than 20 Business Days prior to any Repurchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Trustee and to each holder (and to beneficial owners as required by applicable law).  The notice shall include a form of repurchase notice to be completed by a holder and shall state:

(i)        the Repurchase Price and the Conversion Rate;

(ii)       the name and address of the Paying Agent and the Conversion Agent;

(iii)      that Notes as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 15 hereof and the terms of the Notes if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)     that Notes must be surrendered to the Paying Agent to collect payment;

(v)      that the Repurchase Price for any Note as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Note as described in (iv);

(vi)     the procedures the holder must follow to exercise its repurchase rights under this Section 16.01 and a brief description of those rights;

(vii)    briefly, the conversion rights, if any, with respect to the Notes;

(viii)   the procedures for withdrawing a Repurchase Notice; and

(ix)      the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Purchases of Notes hereunder shall be made, at the option of the holder thereof, upon:

(A)     delivery to the Paying Agent by the holder of a written notice of repurchase (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the last Business Day prior to the Repurchase Date stating:

(1)       the certificate number of the Notes which the holder will deliver to be purchased or the appropriate Depositary procedures if certificated Notes have not been issued for such Note,

(2)       the portion of the principal amount of the Note which the holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

(3)       that such Note shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

(B)      delivery of such Note to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 16.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the holder thereof, pursuant to this Section 16.01, a portion of a Note, if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 16.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of delivery of the Note.

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 16.01 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 16.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 16.02.  Repurchase at Option of Holders Upon a Designated Event.

(a)          If there shall occur a Designated Event at any time prior to maturity of the Notes, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Designated Event Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty (30) Business Days after the date of the Designated Event Notice of such Designated Event at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Liquidated Damages thereon, if any, to, but excluding, the Designated Event Repurchase Date (the “ Designated Event Repurchase Price”).  If such Designated Event Repurchase Date falls after a record date for the payment of Liquidated Damages and on or prior to the corresponding payment date, the Company shall instead pay the full amount of accrued and unpaid Liquidated Damages payable on such payment date to the holder of record on the close of business on the corresponding record date.  Repurchases of Notes under this Section 16.02 shall be made, at the option of the holder thereof, upon:

(i)        delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Designated Event Repurchase Date; and

(ii)       delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Designated Event Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the holder of the Repurchase Price therefor; provided that such Designated Event Repurchase Price shall be so paid pursuant to this Section 16.02 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

Any purchase by the Company contemplated pursuant to the provisions of this Section 16.02 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Note.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Designated Event Repurchase Notice contemplated by this Section 16.02 shall have the right to withdraw such Designated Event Repurchase Notice at any time prior to the close of business on the Designated Event Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 16.03 below.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof.

(b)           On or before the tenth day after the occurrence of a Designated Event, the Company shall mail to all holders of record of the Notes a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the repurchase right at the option of the holders arising as a result thereof.  Such mailing shall be by first class mail.  The Company shall also deliver a copy of the Designated Event Notice to the Trustee and cause a copy of such Designated Event Notice, or a summary of the information contained therein, to be published once in a newspaper of general circulation in The City of New York.  Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion.  The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Note that any Noteholder may elect to have the Company repurchase as provided in this Section 16.02.

Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the Designated Event Repurchase Price, that the holder must exercise the repurchase right on or prior to the close of business on the Designated Event Repurchase Date (the “Designated Event Expiration Time”), that the holder shall have the right to withdraw any Notes surrendered prior to the Designated Event Expiration Time, a description of the procedure which a Noteholder must follow to exercise such repurchase right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder’s Notes and the CUSIP number or numbers of the Notes (if then generally in use) and include a form of Designated Event Repurchase Notice.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 16.02.

Section 16.03.  Withdrawal of Repurchase Notice or Designated Event Repurchase Notice.

(a)           A Repurchase Notice or Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Designated Event Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date or prior to the close of business on the Designated Event Repurchase Date, specifying:

(i)        the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(ii)       the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii)      the principal amount, if any, of such Note that remains subject to the original Designated Event Repurchase Notice.

Section 16.04.  Deposit of Repurchase Price or Designated Event Repurchase Price.

(a)           On or prior to the Repurchase Date or Designated Event Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to repurchase on the Repurchase Date or Designated Event Repurchase Date all of the Notes to be repurchased on such date at the appropriate Repurchase Price or Designated Event Repurchase Price; provided that if such payment is made on the Repurchase Date or Designated Event Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly after the later of (x) the Repurchase Date or Designated Event Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 16.01 or Section 16.02, as applicable) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 16.01 or Section 16.02, as applicable) by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Designated Event Repurchase Price.

(b)           If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Repurchase Date or Designated Event Repurchase Date all the Notes or portions thereof that are to be purchased as of the Repurchase Date or Designated Event Repurchase Date, then on and after the Business Day following the Repurchase Date or Designated Event Repurchase Date (i) such Notes will cease to be outstanding, (ii) Liquidated Damages, if any, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price or Designated Event Repurchase Price upon delivery of the Notes.

Section 16.05.  Covenant to Comply with Securities Laws.

When complying with the provisions of this Article 16 (if any offer or purchase is made and such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file a Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Article 16 to be exercised in the time and in the manner specified in this Article 16.

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01.  Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02.  Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 17.03.  Addresses for Notices, Etc.  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Sepracor Inc., 84 Waterford Drive, Marlborough, MA 01752, Attention: Chief Financial Officer.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.04.  Governing Law.  THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

Section 17.05.  Evidence of Compliance with Conditions Precedent; Certificates to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 17.06.  Legal Holidays.  In any case where the date of maturity of interest on or principal of the Notes or the date fixed for repurchase of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for repurchase, and no interest shall accrue for the period from and after such date.

Section 17.07.  No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08.  Trust Indenture Act.  This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect as hereafter amended or modified; providedfurther that this Section 17.08 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 17.09.  Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note registrar and their successors hereunder, the holders of Notes and the holders of Senior Obligations, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10.  Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11.  Authenticating Agent.  The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07 and Section 3.06, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note register.

The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 8.06.

The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.11 shall be applicable to any authenticating agent.

Section 17.12.  Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

JPMorgan Chase Bank hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

SEPRACOR INC.

		By:	/s/ Timothy J. Barberich
			Name:	Timothy J. Barberich
			Title:	Chief Executive Officer

Attest:

/s/ David P. Southwell
Name:	David P. Southwell
Title:	Secretary

[seal]

JPMORGAN CHASE BANK as Trustee

		By:	/s/ Rosa Ciacca
			Name:	Rosa Ciacca
			Title:	Trust Officer

SCHEDULE A

The following table sets forth the hypothetical stock price and the number of Additional Shares to be issuable per $1,000 principal amount of Notes:

	Stock Price
Effective Date	$51.69	$53.00	$54.00	$55.00	$57.50	$60.00	$62.50	$65.00	$70.00	$75.00	$85.00	$95.00	$100.00	$125.00	$150.00
September 22, 2004	4.7	4.4	4.3	4.1	3.7	3.4	3.1	2.9	2.4	2.1	1.5	1.1	1.0	0.5	0.3
October 15, 2005	4.9	4.6	4.4	4.3	3.9	3.5	3.2	2.9	2.4	2.0	1.5	1.1	0.9	0.4	0.2
October 15, 2006	5.0	4.7	4.5	4.3	3.9	3.5	3.2	2.9	2.3	1.9	1.3	0.9	0.8	0.4	0.2
October 15, 2007	5.0	4.7	4.5	4.3	3.8	3.4	3.0	2.7	2.1	1.7	1.1	0.7	0.6	0.2	0.1
October 15, 2008	4.8	4.4	4.2	4.0	3.4	3.0	2.6	2.2	1.7	1.2	0.7	0.4	0.3	0.1	0.0
October 15, 2009	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

A-1

Exhibit A

[FACE OF GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE SHARES OF SEPRACOR INC. (THE ‘‘COMPANY’’) COMMON STOCK (‘‘COMMON STOCK’’) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C)

PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

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SEPRACOR INC.

0% Convertible Senior Subordinated Notes due 2024

No.	$

CUSIP No. 817315 AV 6

Sepracor Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $                       (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $                       in aggregate at any time (or $                       if the option set forth in the Purchase Agreement is exercised in full by the Initial Purchaser)) by adjustments made on the records of the Trustee as set forth in Schedule I hereto, as Custodian of the Depositary, in accordance with the rules and procedures of the Depositary) on October 15, 2024, and Liquidated Damages in the manner, at the rates and to the persons set forth in the Registration Rights Agreement.

Payment of the principal of and Liquidated Damages accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, Liquidated Damages may be paid by check mailed to your address as it appears in the Note register; provided further, however, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, Liquidated Damages on such holder’s Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable record date.

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Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and Liquidated Damages on this Note to the prior payment in full of all Senior Obligations as defined in the Indenture and provisions giving the holder of this Note the right to convert this Note into cash and Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SEPRACOR INC.

By:
Name: Timothy J. Barberich
Title: Chief Executive Officer
Attest:

Name: David P. Southwell
Title: Secretary

Dated: September , 2004

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

JPMORGAN CHASE BANK,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

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[REVERSE OF NOTE]

SEPRACOR INC.

0% Convertible Senior Subordinated Notes due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0% Convertible Senior Subordinated Notes due 2024 (herein called the “Notes”), limited to the aggregate principal amount of $                         (or $                         if the option set forth in the Purchase Agreement is exercised in full by the Initial Purchaser) all issued or to be issued under and pursuant to an Indenture dated as of September 22, 2004 (herein called the “Indenture”), between the Company and JPMorgan Chase Bank, (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued Liquidated Damages, if any, on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time for payment of Liquidated Damages thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, or impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Designated Event or any Repurchase Date, or change the time at which the Notes may or must be redeemed or repurchased, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in

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which the Notes are payable, or impair the right to convert the Notes into Common Stock, cash or other property, subject to the terms set forth in the Indenture or reduce the number of shares of Common Stock or the amount of any other property receivable upon conversion, or modify the provisions of the Indenture in any material respect with respect to the subordination of the Notes in a manner adverse to the Noteholders, reduce the quorum or voting requirements under the Indenture with respect to the Notes or, subject to certain exceptions, modify certain provisions of the Indenture relating to these modification provisions, in each case without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of Liquidated Damages or premium, if any, on, or the principal of, the Notes when due which default has not been cured, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions of the Indenture which under Article 11 of the Indenture cannot be modified or amended without the consent of the holders of all Notes then outstanding.  Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Obligations of all Senior Obligations of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination.  Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and

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Liquidated Damages on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.  Prior to October 20, 2009, the Notes will not be redeemable at the Company’s option.  Subject to the terms and conditions of the Indenture, beginning on October 20, 2009, the Company, at its option, may redeem the Notes for cash at any time as a whole, or from time to time in part, at a price equal to the principal amount of the Notes redeemed plus accrued and unpaid Liquidated Damages, if any, on the Notes redeemed to (but excluding) the Redemption Date.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of Notes held by such holder on October 15, 2009, October 15, 2014 and October 15, 2019, in integral multiples of $1,000 at a Repurchase Price equal to the principal amount of the Notes repurchased plus accrued and unpaid Liquidated Damages, if any, on the Notes repurchased to (but excluding) the Repurchase Date.

Upon the occurrence of a “Designated Event,” the Noteholder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Designated Event Purchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid Liquidated Damages, if any, to but excluding the date fixed for repurchase.  The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the tenth calendar day after the occurrence of such Designated Event.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the business day immediately preceding

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October 15, 2024, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney.  The initial Conversion Rate shall be 14.8816 shares for each $1,000 principal amount of Notes.  No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.  No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Note registrar shall be affected by any notice to the contrary.  Notwithstanding the foregoing, the Indenture provides that owners of beneficial interests in a Global Note may directly enforce against the Company such owners’ right to exchange such beneficial interest for Notes in certificated form. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or any premium or Liquidated Damages on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or

9

agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

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[ABBREVIATIONS]

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT

Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of
survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used
though not in the above list.

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[FORM OF CONVERSION NOTICE]

To:  Sepracor Inc.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, if any, together with any check in payment of the Principal Return (as defined in the Indenture) and for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

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Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $ ,000

Social Security or Other Taxpayer Identification Number

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[FORM OF OPTION TO ELECT REPAYMENT]

UPON A DESIGNATED EVENT

To: Sepracor Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Sepracor Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued Liquidated Damages, if any, to, but excluding, such date, to the registered holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):  $          ,000

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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[FORM OF OPTION TO ELECT REPAYMENT]

ON A REPURCHASE DATE

To: Sepracor Inc.

The undersigned registered owner of this Note hereby requests and instructs Sepracor Inc. to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued Liquidated Damages, if any, to, but excluding, such date, to the registered holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):  $          ,000

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                   (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                               attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note (unless such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐            *To Sepracor Inc. or a subsidiary thereof; or

☐            *Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐            *Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐            *The transferee is an Affiliate of the Company.

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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

NOTICE:  The signature on the conversion notice, the option to elect repurchase upon a Designated Event or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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Schedule I

SEPRACOR INC.
0% Convertible Senior Subordinated Notes Due 2024

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

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